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                                                                     EXHIBIT 99





DATED                     6 MARCH                              1996
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(1)      STOLL MOSS THEATRES LIMITED

(2)      QUANTUM INTERNATIONAL LIMITED











- -------------------------------------------------

LEASE in respect of the
second, third and fourth floors
21 Soho Square, London W1V 5FD
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                                      -22-


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THIS LEASE is made the 6th day of March one thousand nine hundred and ninety six

BETWEEN:

(1) STOLL MOSS THEATRES LIMITED (registered number 233200) whose registered office is at Manor House 21 Soho Square London W1V 5FD; and

(2) QUANTUM INTERNATIONAL LIMITED (registered number 2454128) whose registered office is at Manor House 21 Soho Square London W1V 6HN

WITNESSETH as follows:-

1.       DEFINITIONS AND INTERPRETATION

         1.1      Definitions

                  In this Lease unless the context otherwise requires the following expression shall have the following meanings:

                  "Base Rate"               the base rate of Midland Bank
                                            Plc from time to time;

                  "Basic Rent"              the clear yearly rent as follows:

                  (a) for the period of two years from 1 March 1996 to 28 February 1998, the sum of two hundred and fifty three thousand five hundred and eighty four pounds ((pound)253,584); and

                  (b) for the period from 1 March 1998 to 28 February 2001 the sum of two hundred and sixty nine thousand, four hundred and thirty three pounds ((pound)269,433);

                  "Building"                the land and premises known as 21
                                            Soho Square and 3, 5, 7, 9 and 11
                                            Sutton Row of which the Demised
                                            Premises forms part;

                  "Conduits"                flues, ventilating ducts, cisterns,
                                            tanks, radiators, water, gas and
                                            electricity supply pipes, sewers,
                                            drains, gutters, tubes, meters, soil
                                            pipes, waste water pipes and also
                                            wires or cables used for the
                                            conveyance of electrical current and
                                            all valves, traps and switches
                                            relating to them including any of
                                            the same not owned by the Landlord
                                            but which the Landlord is liable to
                                            repair or maintain but excluding any
                                            wire, cables or apparatus not
                                            belonging to the Landlord or the
                                            Tenant (and which neither is liable
                                            to repair or maintain);

                  "Common Parts"            the approaches, entrance halls,
                                            staircases, passages, lift and fire
                                            escapes in the Building;

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                  "Crossrail Link"          a train service to be constructed in
                                            and around London to link, among
                                            other places, Paddington and
                                            Liverpool Street train stations;

                  "Demised Premises"        the second, third and fourth floors
                                            of the Building as the same is shown
                                            for the purposes of identification
                                            only edged blue on the plans annexed
                                            hereto ("the Plan") including:-

                  (a) as well as the whole any part or parts thereof as appropriate;

                  (b) all walls wholly within the Demised Premises which are not load bearing walls;

                  (c) the internal plaster coverings and plaster work of the walls surrounding the Demised Premises and the doors and door frames and window frames and the glass in the windows of the Demised Premises;

                  (d) the plaster coverings and plaster work of the load bearing walls and partitions lying within the Demised Premises and the door and door frames and other installations fitted in such walls and partitions;

                  (e) the plaster coverings and plaster work of the ceilings screed and/or floorboards and any other surfaces of floors of the Demised Premises;

                  (f) all Conduits which are situated within the Demised Premises and which exclusively serve the same;

                  (g) any alterations, reconstruction, rebuilding, addition or improvements to the Demised Premises;

                  (h) all fixtures (other than trade or tenant's fixtures) in the Demised Premises but excluding:

                                            (i)      the external walls of the
                                                     Building;

                                            (ii)     the load bearing walls,
                                                     joists, beams, foundations
                                                     and other load bearing
                                                     parts of  the Building;

                                            (iii)    all roofs of the Building;

                                            (iv)     any Conduits which do not
                                                     exclusively serve or are
                                                     outside the Demised
                                                     Premises all plant,
                                                     equipment and installations
                                                     in the Building for the
                                                     provision of heating and
                                                     air conditioning thereto;

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                  "Insured Risks"           the risks from time to time covered
                                            by the policy or policies of
                                            insurance effected by the Superior
                                            Landlord pursuant to its covenant to
                                            that effect in the Superior Lease;

                  "Landlord"                the party of the first part and
                                            includes the estate owner for the
                                            time being of the reversion
                                            immediately expectant on the
                                            Termination of the Term;

                  "this Lease"              this Lease, any license or consent
                                            granted pursuant hereto and any
                                            variation hereof and any deed or
                                            instrument made supplemental hereto;

                  "Planning Acts"           the Town & Country Planning Act
                                            1990, the Planning (Listed Buildings
                                            and Conservation Areas) Act 1990,
                                            the Planning (Hazardous Substances)
                                            Act 1990, the Planning
                                            (Consequential Provisions) Act 1990,
                                            the Local Government Planning and
                                            Land Act 1980, the Local Government
                                            (Miscellaneous Provisions) Act 1982,
                                            the Housing and Planning Act 1986
                                            and any Act for the time being in
                                            force of a similar nature or any
                                            laws and regulations intended to
                                            control or regulate the
                                            construction, demolition, alteration
                                            or change of use of land or
                                            buildings or to preserve or protect
                                            the environment or the national
                                            heritage;

                  "Permitted Hours"         Monday - Friday (inclusive)
                                            between 7.45 am and 9.45 pm but
                                            excluding Bank and Public holidays
                                            (or otherwise with the express prior
                                            permission of the Landlord in
                                            respect of senior staff of the
                                            Tenant);

                  "Perpetuity Period"       the period expiring on the sooner of
                                            eighty years from the date hereof
                                            and the Termination of the Term;

                  "Prescribed Rate"         four per centum per annum
                                            above Base Rate compounded with
                                            rests on the Rent Days such rate to
                                            apply as well after as before any
                                            judgment;

                  "Rent Days"               1st January, 1st April, 1st July and
                                            1st October each year;

                  "Rent Commence-           1st day of March 1996 or if later 7
                       ment Date"           days after the date of completion of
                                            the Lease;

                  "Superior Landlord"       the person or body entitled to the
                                            reversion immediately expectant on
                                            the determination of the Superior
                                            Lease and also all those entitled to
                                            superior reversionary interest (if
                                            any);

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                  "Superior Lease"          a Lease of the Building dated the
                                            25th day of February 1992 and made
                                            between Pensions Management (SWF)
                                            Limited (1) and the Landlord (2);

                  "Tenant" the party of the second part and includes its successors in title or assigns;

                  "Term" Subject to the provision of paragraph 17 of the Fourth Schedule, a period from the 1st day of March 1996 until 28th day of February 2001;

                  "Termination of the       the determination of the Term
                  Term"                     whether by affluxion of time,
                                            re-entry or otherwise howsoever;

                  "VAT" value added tax or other tax of a similar nature (and unless otherwise expressly stated all references to the rent or other monies payable by the Tenant are exclusive of any VAT charged or chargeable thereon);

         1.2      Interpretation

                  This Lease shall unless the context otherwise requires be construed on the basis that:

                  (a) where the Tenant for the time being (or any guarantor) of this Lease comprises more than one person the covenants and obligations assumed by the Tenant or any such guarantor (as the case may be) shall be construed as made by all such persons jointly and severally;

                  (b) references to any Act of Parliament, order, instrument, regulation, direction or plan shall be deemed also to refer to any statutory or other modification or reenactment thereof from time to time in force and any order, instrument, regulation, direction or plan from time to time in force made or issued thereunder or deriving validity therefrom or from any enactment repealed thereby or under any such modification or re-enactment;

                  (c) any covenant on the part of the Tenant not to do any act or thing shall include an obligation on the part of the Tenant not to permit or suffer such act or thing;

                  (d) words denoting one gender include the other gender and words denoting persons include firms and corporations and vice versa;

                  (e) references to any right of the Landlord to have access to the Demised Premises and references to the doing or permitting or any act or thing by the Landlord shall be construed as extending to any Superior Landlord and to all persons authorized by the Landlord and any Superior Landlord;

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                  (f)      references to the consent of the Landlord shall be
                           construed as extending to the consent of any Superior Landlord.

         1.3 Clause and paragraph headings shall not affect the interpretation of this Lease.

2.       DEMISE

In consideration of the rents hereby reserved and of the covenants on the part of the Tenant and the conditions hereinafter contained the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights set out in
Part 1 of the First Schedule EXCEPTING AND RESERVING unto the Landlord and to all other persons from time to time entitled thereto the rights set out in Part II of the First Schedule TO HOLD the same unto the Tenant SUBJECT TO all rights of light and air and all covenants easements, rights and privileges (if any) affecting the Demised Premises and in particular (but without prejudice to the generality of the foregoing) the rights, covenants and other matters more particularly contained or referred to in the documents mentioned in Entry Number 1 and 2 of the Charges Register of Title Number 248536 so far as the same are subsisting and enforceable FOR the Term YIELDING AND PAYING therefor unto the Landlord without deduction (exclusive of VAT):-

         2.1 yearly during the Term and so in proportion for any period less than a year the Basic Rent which shall be paid whether or not demanded in advance by equal quarterly payments on each of the Rent Days except the first payment which shall be made on the Rent Commencement Date in respect of the period from and including the Rent Commencement Date until (but excluding) the Rent Day next following being the 1st day of April 1996; and

         2.2 by way of further rent on demand a fair proportion (such proportion to be properly determined by the Landlord's surveyor) of the amounts payable from time to time by Landlord in respect of the insurance rent reserved by the Superior Lease; and

         2.3 by way of further rent the service charge reserved by paragraph 3 of the Second Schedule of this Lease; and

         2.4 by way of further rent all interest and other amounts payable under this Lease; and

         2.5 by way of further rent all VAT payable on the rents reserved by clauses 2.1 to 2.4 of this Lease.

3.       TENANT'S COVENANTS

The Tenant COVENANTS with the Landlord in manner set out in the Second Schedule

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4.       LANDLORD'S COVENANTS

The Landlord COVENANTS with the Tenant in manner set out in the Third Schedule

5.       PROVISOS

PROVIDED ALWAYS and it is agreed and declared in the manner set out in the Fourth Schedule

IN WITNESS whereof the partners hereto have executed this Lease as a deed the day and year first before written


                               THE FIRST SCHEDULE

                                     PART 1

                         (Rights included in the demise)

1. FULL rights of support, shelter and protection from all other parts of the Building capable of providing the same for the Demised Premises.

2. THE right for the Tenant in common with the Landlord and all other persons now or hereafter authorized or so entitled of free and uninterrupted passage and running of water and soil, gas, electricity and other services to and from the Demised Premises upon, through, over or under the Conduits which serve the Demised Premises through over or under other premises now or during the Perpetuity Period belonging to the Landlord or in respect of which the Landlord shall be entitled to such rights for itself or those deriving title under it so far as such right is necessary for the enjoyment of the Demised Premises but not for any other purposes.

3. SUBJECT to the Tenant causing no obstruction or damage to the same such rights but during the Permitted Hours only (save in emergency) for the Tenant in common with the Landlord and all other person having the like rights to pass and repass on foot only over such parts of the Common Parts as may be necessary for access to and egress from the Demised Premises.

4. THE right to affix to or display on the notice board in the ground floor foyer of the Building a notice stating the name of the Tenant and the nature of its business provided the nature size and design of such notice shall first be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed.

5. THE Tenant shall be entitled to the exclusive use of two car parking bays in the basement of the Building throughout the Term. Such bays shall be as designated in writing by the Landlord, from time to time.

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6.       THE Tenant shall be entitled to the use of the toilets situated off the rear staircase of the Building.

                                     PART 2

                          (Exceptions and Reservations)

1. ALL rights of support, shelter and protection from the Demised Premises for all other parts of the Building capable of enjoying the same and all other liberties, easements quasi-easements, rights, benefits and advantages over the Demised Premises now or from time to time enjoyed or intended to be enjoyed by any premises now or during the Perpetuity Period belonging to the Landlord.

2. THE right to the unimpeded access of light and air over the Demised Premises to the remainder of the Building and any other premises now or during the Perpetuity Period belonging to the Landlord.

3. THE right of free and uninterrupted passage and running of water soil gas electricity and other services in and through the Conduits made or to be made during the Perpetuity Period upon, through, over or under the Demised Premises.

4. SUCH rights or access to and entry upon the Demised Premises as are necessary or desirable for the proper and practical observance and performance of the Landlord's covenants, conditions, agreements and obligations under this Lease or the Superior Lease or under covenants, conditions, agreements and obligations relating to any premises now or during the Perpetuity Period belonging to the Landlord.

5. THE right to erect scaffolding for the purpose of repairing, painting or cleaning the Building or any premises now or during the Perpetuity Period belonging to the Landlord notwithstanding that such scaffolding may temporarily restrict the access to or enjoyment and use of the Demised Premises.

6. THE right at any time during the Term and for any purposes to execute works and erections upon or build or rebuild or alter any premises now or during the Perpetuity Period belonging to the Landlord in any manner whatsoever notwithstanding that the carrying out of those works in a reasonable and proper manner may cause noise, obstruction, disturbance, annoyance or inconvenience to the Tenant in the Tenant's occupation or use of the Demised Premises and to use or let the same for any purpose or otherwise deal with them.

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                      THE SECOND SCHEDULE above referred to
       Covenants and obligations of the Tenant given pursuant to Clause 3

1.       Pay Rents

                           (1) To pay to the Landlord the Basic Rent and other rents payable under this Lease at the times and in the manner provided in this Lease without deduction.

                           (2) To pay any VAT payable on the rent hereby reserved and on all supplies received or deemed to be received by the Tenant under or in connection with this Lease;

                                    (a)     To pay to the Landlord any amount
                                            equivalent to the VAT on supplies
                                            received by the Landlord under or in
                                            connection with the Lease to the
                                            extent either that such VAT is not
                                            available for credit pursuant to the
                                            provisions of Section 14 of the VAT
                                            Act 1983 in the prescribed
                                            accounting period in which the VAT
                                            was incurred or that the Landlord is
                                            unable (having used reasonable
                                            endeavors) to recover the same
                                            otherwise.

                           (3) If so required by the Landlord to pay the Basic Rent by way of Bankers Standing Order or direct debit.

2.       Pay Outgoings

                           (1) To pay and discharge all existing future rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether parliamentary, parochial, local or of any other description and whether or not of a capital or revenue or non-recurring nature and even though of a wholly novel character) which are now or may at any time hereafter be assessed, charged, levied or imposed or payable in respect of the Demised Premises (including a proper proportion of any of the foregoing which may be assessed upon the Building without apportionment. Such proportion to be properly determined in case of disagreement by the Landlord's surveyor at the cost of the Tenant);

                           (2) To pay for all telephone, gas, electricity and other services consumed on the Demised Premises (including meter rents);

save where the amount of such rates, duties and outgoings are included by the Landlord in the Service Charge.

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3.       Service Charge

To pay the Service Charge calculated in accordance with and in the manner prescribed in the Fifth Schedule.

4.       Repair

To cleanse and keep clean and to keep in good and substantial repair and condition the Demised Premises and insofar as they exist in or on the Demised Premises the water, ventilation, sanitary apparatus, Conduits, machinery and appurtenances and all plant and machinery and to replace from time to time all Landlord's fixtures fittings (excluding the carpeting including in the Demised Premises) and appurtenances in the Demised Premises which may be or become beyond repair at any time during the Term or at the Termination of the Term PROVIDED that there shall be excepted damage by any of the Insured Risks except to the extent that the insurance of the Building effected by the Superior Landlord has been vitiated or prejudiced or payment of the insurance moneys refused in whole or in part as a consequence of any act or default of the Tenant or any undertenant or their respective servants, agents, licensees or visitors.

5.       Decoration, maintenance and cleaning

Without prejudice to the generality of the covenant at paragraph 4 of the Second
Schedule:

                           (1) as and whenever necessary and also during the last six months prior to or at the Termination of the Term to have prepared and painted or otherwise decorated or treated (as the case may be) all surfaces and other portions, fabrics and finishes (a) usually painted with at least two coats of good quality paint or (b) otherwise decorated or treated with good quality materials and so often as may be necessary to have professionally treated in accordance with an appropriate manner for preserving and protecting the same all other parts of the Demised Premises requiring treatment for preservation and protection;

                           (2) to carry out such painting, decoration or other treatment in a proper and workmanlike manner and during the last six months prior to or at the Termination of the Term in colors, tints and materials previously approved in writing by the Landlord;

                           (3) to replace all broken or damaged glass in the Demised Premises as and when the same is broken or damaged with glass of the same color, tint and specification;

                           (4) to keep the Demised Premises clear of all rubbish and in a neat and tidy condition;

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                           (5)      to clean the internal surfaces of all the
                                    window frames and other glass comprised in the Demised Premises as often as necessary;

                           (6)      not to obstruct any heating or
                                    air-conditioning equipment or Conduits and not to do anything which causes an obstruction or damage to the same.

6.       Yield up

To yield up the Demised Premises unto the Landlord at the Termination of the Term painted, treated, repaired, cleansed, maintained, amended and kept as provided in paragraph 4 and 5 of the Second Schedule and otherwise as shall be in accordance with the covenants and conditions contained in or imposed by virtue of this Lease and the keys and all fixtures of every kind in or upon the Demised Premises or which during the Term may be affixed or fastened to or upon the same (other than tenant's or trade fixtures) and prior to the Termination of the Term to the reasonable satisfaction of the Landlord:

                           (1) in case any of the said fixtures shall be missing broken damaged destroyed or beyond repair forthwith to replace them with others of a similar or more modern character and of no less value;

                           (2) unless released from compliance by written notice given by the Landlord prior to the Termination of the Term:

                                    (a)     to remove from the Demised Premises
                                            all tenant's and trade fixtures and
                                            fittings and partitions (excluding
                                            partitions in situate at the
                                            commencement of the Term) and
                                            furniture and effects;

                                    (b)     in the event of any alterations,
                                            additions or other works having been
                                            made to the Demised Premises to
                                            reinstate the Demised Premises to
                                            the condition in which the same were
                                            prior to the making of such
                                            alterations, additions or other
                                            works;

                                    (c)     to remove any molding, sign writing
                                            or painting of the name or business
                                            of the Tenant and other persons from
                                            the Demised Premises;

                           (3) to make good any damage caused to the Demised Premises by any reinstatement or removal or the removal of any fixtures, fittings, furniture or effects.

7.       Permit Entry for Landlord and others

To permit the Landlord and its servants, agents, contractors, workmen and the Landlord's surveyor to enter upon the Demised Premises and remain thereon for such period as shall be necessary (with all necessary plant, machinery, equipment, tools and appliances) at all times in case of emergency and otherwise when necessary and at any reasonable times on reasonable prior notice without interruption or interference:

                           (1) to examine the Demised Premises to ensure that nothing has been done or omitted which constitutes or may be or tend to be a breach or non-performance of any of the covenants contained in this Lease;

                           (2) to take schedules or inventories of the fixtures and things to be yielded up at the Termination of the Term;

                           (3) for any other purpose connected with the interest of the Landlord in the Demised Premises and/or the Building either under this Lease or under the Superior Lease.

PROVIDED that in exercising such rights the Landlord and others authorized shall cause as little damage and inconvenience as possible and make good any damage caused and shall stay only for so long as reasonably necessary.

8.       Remedy Wants of repair and entry for Landlord on default

Forthwith to proceed to remedy, repair and make good all breaches of covenant, wants of repair and of decoration and defects of which notice shall be given by the Landlord to the Tenant and which the Tenant shall be liable to remedy, repair and make good PROVIDED ALWAYS that if within one month from the date of such notice the Tenant shall fail to commence to repair and make good the wants of reparation and other matters prescribed in such notice to permit the Landlord and all persons authorized by the Landlord with workmen, servants, agents and (others with or without plant, machinery, equipment, tools and appliances) to enter into and stay upon the Demised Premises and repair, decorate, treat, preserve, protect and make good the same (but so that the Landlord's right of entry or any other right or remedy of the Landlord under this Lease shall not thereby be prejudiced) and to pay on demand by way of damages the costs and expenses thereof together with interest thereon at the Prescribed Rate from the respective dates of expenditure by the Landlord to the date of reimbursement.

9.       Letting and Dealing Boards

To permit the Landlord and its servants and agents at any reasonable time during the Term upon giving reasonable notice to enter upon the Demised Premises and affix and retain without interference in a conspicuous position on the exterior (but not so as materially to interfere with the access of light and air to the Demised Premises) reasonable sized notices for selling the Landlords Reversionary interest

(and in the last six months of this Lease for reletting) and to permit all persons with written authority from the Landlord or the Landlord's agents at reasonable times of the day and upon reasonable notice to enter and view the Demised Premises without interruption provided that entry and viewing for the purposes of re-letting shall be limited to a period of six months prior to the end of the Term, or if sooner following notice of termination pursuant to paragraph 17 of the Fourth Schedule.

10.      Notices

Immediately on receipt by the Tenant of any notice or communication from a competent authority affecting the Demised Premises or the user thereof to give to the Landlord copy thereof and in any event when the Tenant first becomes aware of the service of such notice or of any circumstances likely to lead to service of such a notice to give to the Landlord full particulars of such notice or circumstances and to make or join in making such objection or representation against or in respect of the same as the Landlord may require but so that such objection or representation shall be at the Landlord's cost and expense.

11.      Statutory Requirements

                           (1) At the expense of the Tenant to comply with all present and future Acts of Parliament and subordinate legislation made thereunder relating to the Demised Premises or the use thereof or the employment of persons therein by the Tenant or any persons deriving title under or through the Tenant and to execute at the Tenant's own expense any work required to be carried out in or to be Demised Premises by any present or future Acts of Parliament or subordinate legislation made thereunder whether such work is required to be carried out by the Tenant or any person claiming under or through the Tenant or by the owner or any occupier of the Demised Premises.

                           (2) Not at any time to do or omit on or about the Demised Premises any act or thing by reason of which the Landlord may under any such Acts or subordinate legislation incur or have imposed upon it or become liable to pay any levy, penalty, damages, compensation, costs, charges or expenses.

                           (3) To obtain all licenses, permissions and consents and to execute and do all works and things and to bear and pay all expenses required or imposed by any such Acts or subordinate legislation in respect of any works carried out by the Tenant or any person deriving title under or through the Tenant on the Demised Premises or of any user thereof or of the employment of any persons therein by the Tenant or any person deriving title under or through the Tenant.

12.      Planning

Without prejudice to the generality of paragraph 11 of the Second Schedule:

                           (1) at the expense of the Tenant to comply with the provisions and requirements of the Planning Acts and all licences, consents, permissions and conditions now or hereafter existing, granted or imposed thereunder or under any enactment repealed thereby so far as the same are implemented by the Tenant or any person deriving title under or through the Tenant and related to or affect the Demised Premises or any operations works acts or things now or hereafter carried out executed done or omitted thereon or the use thereof for any purpose;

                           (2) so often as occasion shall require, at the expense of the Tenant, to obtain from the Local Planning Authority or other competent authority all such licenses, consents and permissions as may be required under the Planning Acts for any works to or operations on or the institution or continuance of any use of the Demised Premises by the Tenant or any person deriving title under or through the Tenant but so that the Tenant shall not make any application for planning permission without the previous written consent of the Landlord and to pay and satisfy any charge that may hereafter be imposed (whether on the Landlord or the Tenant or any other person) in respect of any such operations or of any such use as aforesaid;

                           (3) notwithstanding any consent which may be granted by the Landlord not to carry out any works or any alteration or addition to the Demised Premises or any change of use thereof (being works or any alteration or addition or change of use for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged in writing as satisfactory by the Landlord;

                           (4) unless the Landlord shall otherwise direct to carry out before the Termination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to the Termination of the Term as a condition of any planning permission which shall have been implemented by the Tenant or any person deriving title under or through the Tenant before or during the Term;

                           (5) if and when called upon so to do to produce to the Landlord or as directed by it to any third part all such plans, documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant has been complied with in all respects;

                           (6) not to do any thing to be done on or with reference to the Demised Premises which may be grounds for or cause or lead to the compulsory acquisition thereof;

                           (7) not to serve any purchase notice under the Planning Acts requiring any authority to purchase the interest of the Tenant in the Demised Premises.

13.      Alterations

                           (1) Not to carry out any structural or external alterations whatsoever to the Demised Premises.

                           (2) Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to carry out any internal non structural alterations to the Demised Premises or to the Conduits. The Landlord may require as a condition of any such consent that the Tenant shall enter into such covenants with the Landlord with regard to the execution of the alteration and the reinstatement thereof at the Termination of the Term in such form as the Landlord may reasonably require. No such consent shall be required by the Tenant for the erection, removal or rearrangement of internal non-structural lightweight partitioning.

                           (3) To carry out and complete the work involved in all alterations to the Demised Premises in accordance with the terms of all consents, with materials of suitable good quality in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord.

                           (4) On completion of the installation of anything which shall become part of the Demised Premises forthwith to give to the Landlord written notice of the same stating the full cost of reinstatement thereof.

                           (5) If pursuant to paragraph 13(2) of the Second Schedule the Tenant applies for the Landlord's consent to the making of any alterations to the Demised Premises the Landlord shall be entitled as a condition of giving such consent to require the Tenant to provide such reasonable financial security as may be required by the Landlord for the carrying out and completion of any such works by the Tenant.

14.      Signs

Not to affix to or display on or permit to be affixed to or displayed on the Demised Premises any sign hoarding poster placard or advertisement whatsoever which shall be visible from the outside of the Demised Premises other than a sign/nameplate in the entrance to the Building.

15.      Dangerous and Deleterious Substances

                           (1) Not to keep on the Demised Premises any material or liquid of a dangerous, corrosive, combustible, explosive, radio-active, volatile, unstable or offensive nature or which might in any way injure by percolation, corrosion or otherwise the Demised Premises or the Conduits serving the Building or the keeping or use of which may contravene any statute, order, regulation or bye-law.

                           (2) Not to stop up or obstruct in any way or permit oil or grease or other deleterious liquid or matter to enter by any means the Conduits or any adjoining or neighboring premises.

                           (3) In the event of any obstruction or injury forthwith to remedy the same and make good all damage to the satisfaction of the Landlord.

16.      Fire Precautions

At the expense of the Tenant:

                           (1)      to comply with all requirements and
                                    recommendations (whether legally enforceable or not) from time to time of the appropriate authority and of any insurers of the Demised Premises in relation to fire precautions affecting the Demised Premises;

                           (2) to keep and maintain sufficient fire fighting and extinguishing apparatus in and about the Demised Premises installed in compliance with such requirements and recommendations and with any legal requirements and open to inspection and properly maintained to the satisfaction of any insurers of the Demised Premises and not to obstruct the access to or means of working of the same.

17.      Securing Unoccupied Premises

Throughout any period during which the Demised Premises are closed for business or are unoccupied whether or not furnished to keep the Demised Premises fully secured.

18.      Loadings

                           (1) Not to impose or permit to be imposed (whether by using machinery or otherwise) on any part of the floors, roof, roof trusses, ceilings or the structure of the Building any load or weight greater than that which the same are designed or constructed to bear with due margin for safety.

                           (2) Not by machinery or otherwise, to cause or permit any undue vibration to or nuisance by noise or otherwise in the Demised Premises.

                           (3) Not to use Conduits in the Building or connect any apparatus to them in such a way of such a kind as to overload or endanger the same.

                           (4) Not without the Landlord's consent in writing to make any alteration to the Conduits or other services serving the Building and in any event only in accordance with the standards laid down from time to time by the relevant authorities or institutes.

19.      User

                           (1) Not to use the Demised Premises other than during the Permitted Hours.

                           (2) Not to use the Demised Premises or any part thereof:

                                    (a)     for residential purposes or as
                                            sleeping accommodation;

                                    (b)     for any noisy, noisome, noxious,
                                            offensive or dangerous trade, art,
                                            manufacture, business or occupation
                                            or for any sale by auction, public,
                                            exhibition, political meeting, show,
                                            spectacle or gambling or for any
                                            illegal or immoral purpose;

                                    (c)     in any way or for any purpose which
                                            may be a nuisance or
                                            damage to the Landlord.

                           (3) Without prejudice to the generality of the foregoing not to use the Demised Premises otherwise than as offices.

20.      Insurers' Requirements

                           (1) To carry out at the Tenant's expense such works and other precautions as may be reasonably required by any insurers of the Demised Premises in connection with the use of the Demised Premises by the Tenant and in accordance with their directions.

                           (2) Not to carry on upon the Demised Premises or any adjoining property controlled by the Tenant any trade, business or activity or do or permit any act or thing on or in relation to the Demised Premises which may make void or voidable any policy of insurance of the Demised Premises or render any increased or extra premium payable for such insurance.

                           (3) To pay forthwith on demand to the Landlord the whole of the amount (including reasonable professional and other fees and costs) which should have been recoverable under any insurance of the Demised Premises to the extent that such amount is rendered irrecoverable as a consequence of any act or default of the Tenant or any undertenant or their respective servants, agents, licensees or visitors.

                           (4) Not to effect any insurance of the Demised Premises.

21.      Notify Damage by Insured Risks

To give immediate written notice to the Landlord, as soon as the same shall come to the notice of the Tenant, of any destruction of or material damage to the Demised Premises stating (if possible) whether and to what extent the same was brought about directly or indirectly by any of the Insured Risks.

22.      Prevent Encroachments

                           (1) Not knowingly to permit any owner of any property adjoining or near the Demised Premises to acquire any rights of way, light or air or other privilege or easement or make any encroachment over, against, out of, or upon the Demised Premises and as soon as the Tenant shall become aware thereof or of any act or thing which might result in the acquisition or making of any of the same to give immediate written notice thereof to the Landlord. At the request and cost of the Landlord to adopt or permit the Landlord to adopt such means as may be reasonably required for preventing the acquisition or making of any of the same. At the request and cost of the Landlord to take, consent to or bring all actions in the name of the Tenant as the Landlord may reasonably require or (at the option of the Landlord) to join with the Landlord in taking such steps or action as may be reasonably required by the Landlord for preventing any of the same from being acquired or made.

                           (2) Not to stop up, darken or obscure any windows or lights belonging to the Demised Premises.

23.      Alienation

                           (1) Not to assign transfer mortgage and/or charge the whole of the Demised Premises without the written consent of the Landlord (which consent, subject to the consent of the Superior Landlord, shall not be unreasonably withheld or delayed) and the Superior Landlord. The Landlord agrees to use all reasonable endeavors to obtain the consent of the Superior Landlord.

                                    (a)     Not to assign transfer mortgage
                                            and/or charge part only of the
                                            Demised Premises.

                           (2) Not to part with or share possession or occupation of the whole or any part of the Demised Premises other than in the manner permitted by this paragraph 23.

                           (3) Not to execute any declaration of trust with regard to the whole or any part of the Demised Premises.

                           (4) Not to underlet the whole or any part of the Demised Premises:

                                    (a)     otherwise than in accordance with
                                            this paragraph 23; and

                                    (b)     without obtaining the prior written
                                            consent of the Landlord (which
                                            consent shall, subject to the
                                            consent of the Superior Landlord,
                                            not be unreasonably withheld or
                                            delayed) and the Superior Landlord.
                                            The Landlord agrees to use all
                                            reasonable endeavors to obtain the
                                            consent of the Superior Landlord.

                           (5)      Not to create or permit to be created:

                                    (a)     more than three underlettings of the
                                            Demised Premises;

                                    (b)     underlettings comprising units of
                                            other than one or more whole
                                            floors.

                           (6) Not to underlet the whole or any part of the Demised Premises:-

                                    (a)     at a fine or premium or any other
                                            consideration;

                                    (b)     at a rent which is less than the
                                            full open market rental value
                                            thereof without fine, premium or any
                                            other consideration;

                                    (c)     at a rent payable more than two
                                            quarters in advance;

                                    (d)     other than on terms which shall
                                            incorporate such provisions as are
                                            necessary to ensure that any such
                                            underlease is consistent with and in
                                            all respects (other than the rent
                                            payable thereunder) no less onerous
                                            than the provisions of this Lease,
                                            including provisions similar to
                                            those contained in paragraph 23(4),
                                            paragraph 23(5), paragraph 23(6),
                                            paragraph 23(7) and paragraph 4 of
                                            the Fourth Schedule.

                           (7) Not to underlet the whole or any part of the Demised Premises without obtaining from the underlessee:-

                                    (a)     a covenant by deed with the Landlord
                                            and Superior Landlord that the
                                            underlessee will throughout the term
                                            granted by the underlease:-

                                            (i)       observe and perform all of
                                                      the covenants and
                                                      conditions on the part of
                                                      the tenant (other than the
                                                      covenant to pay rent)
                                                      contained in the
                                                      underlease;

                                            (ii)      not assign nor underlet
                                                      the premises demised by
                                                      the underlease.

                                    (b)     a covenant from the underlessee in
                                            the underlease (which covenant the
                                            Tenant shall enforce) in the terms
                                            of paragraph 23(7)(a)(ii).

                           (8) Upon every application for consent required by this paragraph 23 the Tenant undertakes to disclose to the Landlord and/or the Superior Landlord such information, including the terms proposed, as the Landlord or Superior Landlord may reasonably require.

24.      Register Devolutions

Within one month of every assignment transfer, underlease or charge affecting the Demised Premises or any devolution of the estate of the Tenant therein or this Lease or of any derivative interest and every surrender thereof to give notice in writing with particulars thereof to the Landlord and produce such assignment, transfer, underlease or charge or the Probate of the Will or Letters of Administration or other instrument document or evidence of such devolution or surrender with a certified copy thereof and in every case to pay to the Landlord a reasonable registration fee of Twenty five pounds plus VAT thereon.

25.      Defective Premises

Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the Demised Premises which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices (including the wording thereof) which the Landlord may from time to time require to be displayed at the Demised Premises.

26.      Indemnify Landlord

To pay and make good to the Landlord and keep the Landlord fully and effectually indemnified against all properly incurred and reasonable loss, costs, claims, demands, liability, damage, actions and expenses whatsoever incurred or sustained by the Landlord as a consequence of or in connection with any breach, non-performance or non-observance of any of the covenants and conditions on the part of the Tenant contained in this Lease including all costs and expenses incurred by the Landlord in connection with any steps which the Landlord may take to remedy any breach of covenant or condition by the Tenant contained in this Lease. Such indemnity shall be without prejudice to any rights or remedies of the Landlord under this Lease in respect of any breach, non-performance or non- observance of any covenant or condition.

27.      Costs

To pay on demand:-

                           (1) all reasonable legal costs and professional fees and disbursements properly incurred by the Landlord in connection with or any application made by the Tenant for a consent or licence or the consideration of any proposal (including plans and specifications) for and the inspection, supervision and approval of otherwise of any works on the Demised Premises or any change in the user thereof;

                           (2) all proper expenses including solicitors, costs and surveyors' fees properly incurred by the Landlord in the preparation and service of a notice under Section 146 of the Law of Property Act 1925 or of proceedings under Sections 146 and 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court;

                           (3) all proper expenses including solicitors' costs surveyors' fees and bailiff's costs and commission reasonably and properly incurred by the Landlord in connection with any breach, non-performance or non-observance of any of the covenants or conditions on the part of the Tenant contained in this Lease or the enforcement thereof including

                                    (without prejudice to the generality of the foregoing) the service of all notices relating to and schedules of dilapidations and want of repair or decoration to the Demised Premises and any negotiations in respect thereof and whether served during the Term or within six months after the Termination of the Term (but relating in all cases to such wants of repair or decoration that accrued not later than the Termination of the Term) or the levy of distress.

28.      Common Parts

                           (1) To use the Common Parts only to approach and leave the Demised Premises and not to place or leave anything in the Common Parts or otherwise obstruct them.

                           (2) Not to use any parts of the Building which are designated as fire escapes except in case of fire or other emergencies or for fire escape practice.

                           (3) Not to leave any rubbish or waste in any part of or outside the Demised Premises or the Building except in properly covered receptacles designated by the Landlord.

29.      Comply with Title Matters

                           (1) To perform and observe all the covenants, conditions and provisions affecting the Demised Premises referred to in the documents mentioned in Entry Numbers 1 and 2 of the Charges Register of Title Number 248536 so far as the same relate to the Demised Premises and are still subsisting and capable of being enforced and to keep the Landlord fully and effectually indemnified from and against all costs, claims, demands and liabilities arising from any breach non-performance or non-observance thereof.

                           (2) To observe and perform the covenants and conditions on the part of the tenant contained in the Superior Lease in so far as the same relate to the Demised Premises (but excepting in so far as the Landlord expressly covenants in these Present to observe and perform the same) and to indemnify and keep indemnified the Landlord from and against any actions, proceedings, claims or damages arising from the breach non-observance or non-performance of the same or any of them.

                      THE THIRD SCHEDULE above referred to
                            Covenants by the Landlord

1.       Quiet Enjoyment

The Tenant paying the Basic Rent and other rents and charges payable under this Lease and performing and observing the several covenants and stipulations on the part of the Tenant contained in this Lease may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person rightfully claiming under or in trust for it.

2.       Superior Lease

To pay the rents reserved by the Superior Lease and to perform and observe the covenants on the part of the tenant contained therein except insofar as the covenants fail to be observed and performed by the Tenant by reason of the obligation of the Tenant in this Lease and to procure that the Superior Landlord complies with the covenants on its part contained in the Superior Lease.

                      THE FOURTH SCHEDULE above referred to
                      Provisos, Agreements and Declarations

1.       Forfeiture

This Lease is made on the express condition that the Landlord or its agents may forthwith re-enter upon the Demised Premises or any part thereof in the name of the whole whereupon the Term of this Lease shall forthwith absolutely cease and determine in the event that:-

                           (1) the Basic Rent or any other rents and charges reserved or made payable in this Lease or any part thereof shall be unpaid for twenty one days next after the same shall become due (in the case of the Basic Rent whether formally or legally demanded or not and in all other cases after due demand); or

                           (2) there shall be a breach or non-performance or non-observance of any of the covenants or agreements on the part of the Tenant or stipulations or conditions contained in this Lease imposed on the Tenant; or

                           (3) the Tenant, being a company, shall go into liquidation (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or have a winding-up or administration order made against it or shall enter into a composition with its creditors or a scheme of arrangement or its affairs or have a receiver appointed under powers contained in an instrument over all or any substantial part of its undertaking or assets; or

                           (4) the Tenant, being an individual, shall have a bankruptcy order made against him or enter into a composition with his creditors or scheme of arrangement of his affairs then and in any such case.

The provisions of paragraphs 1(1) to 1(4) of the Third Schedule are without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of arrears of rent or other breach or non-observance of any condition covenant or agreement on the part of the Tenant contained in this Lease or otherwise.

2.       Distress

If the Basic Rent or any part thereof shall be unpaid and in arrear for fourteen days (whether demanded or not) it shall be lawful for the Landlord to enter into and upon the Demised Premises at any time thereafter and by any reasonable means (including breaking open any doors or windows) and distrain upon the Demised Premises (which power shall extend to any tenant's and trade fixtures and fittings then therein and for severance and removal thereof) and the distress there and then found to dispose of in due course of law and to apply the proceeds thereof first towards payment of all costs and expenses thereby incurred and secondly towards the Basic Rent.

3.       Notices

All notices to be given under this Lease shall be in writing and Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the service of all such notices and in case of any notice to be served on the Tenant such notice shall also be duly served if left at the Demised Premises or sent to the last known address of the Tenant.

4.       L & T A Compensation Exclusion

Subject to the provisions of sub-section (2) of the Section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any underlessee of the Term or of the Demised Premises shall be entitled on quitting the Demised Premises to any compensation under Section 37 of such Act or under any corresponding provisions in any Act amending or replacing the same.

5.       Suspension of Rent

If during the Term the Demised Premises or any part thereof shall be destroyed or so damaged or affected by any of the Insured Risks as to be unfit for occupation and use or inaccessible then, save to the extent that the insurance of the Demised Premises or for loss of rent shall have been vitiated or payment of the policy moneys refused in whole or in part as a consequence of any act or default of the Tenant or its servants agents licensees or visitors and subject to the payment by the Tenant to the Landlord of an amount equal to any applicable excess under the relevant policy of insurance, the Basic Rent or a fair and just proportion thereof according to the nature and extent of the damage shall as from the date of such destruction or damage or event affecting the Demised Premises as aforesaid for a period equal to the period for which the Superior Landlord has insured loss of rent for the Demised

Premises or until the Demised Premises shall have been rebuilt or reinstated (whichever is the shorter period) be suspended and any dispute as to the extent proportion or period of such suspension shall be determined by the Landlord's Surveyor acting reasonably.

6.       Determination on Destruction

In the event that:-

                           (1) the Demised Premises shall be destroyed or so damaged or affected by any of the Insured Risks as to render them unfit for occupation and use or inaccessible or so that the Tenant's use; and

                           (2) the insurance of the Demised Premises effected, pursuant to the covenant by the Superior Landlord in that behalf contained in the Superior Lease, has not been vitiated or prejudiced by or payment of the policy moneys refused in whole or in part as a consequence of any act or default of the Tenant or its servants agents licensees or visitors; and

                           (3) the Superior Landlord shall after using all reasonable endeavors, have been unable within the period referred to below to obtain all necessary consents and approvals for the rebuilding replacement and/or reinstatement of the Demised Premises or having obtained the same has not within such period rebuilt replaced or reinstated the Demised Premises so that they are fit for occupation and use by the Tenant;

either party shall be entitled to determine this Lease upon the expiration of the period for which loss of rent has been insured (calculated from the date of such destruction or damage) by serving written notice on the other and this Lease shall absolutely determine PROVIDED ALWAYS that such determination will take place without prejudice to any and all rights then subsisting between the parties to this Lease in relation to any antecedent breach by either party.

7.       Landlord to have Insurance Moneys on Frustration

In the event that this Lease shall determine under the Provisions of Paragraph 6 of the Fourth Schedule above or the Superior Landlord shall not have completed the rebuilding replacement and/or reinstatement of the Demised Premises following destruction or damage by any of the Insured Risks at the Termination of the Term then and in either such case all moneys payable or to become payable under any insurance effected pursuant to the covenant on the part of the Superior Landlord in that respect contained in the Superior Lease shall be paid to the Superior Landlord for its own use and benefit.

8.       Double Insurances

If at any time the Tenant is entitled to the benefit of any insurance of the Demised Premises then to the extent that the Superior Landlord fails to receive the full benefit of any insurances effected pursuant to the covenant on the part of the Superior Landlord in that respect contained in the Superior Lease by reason of any insurance effected by the Tenant as aforesaid the Tenant shall pay or procure that there be paid to the Superior Landlord for its own use and benefit out of moneys received or to be received by virtue of such insurance effected by the Tenant an amount equivalent to the amount which the Superior Landlord shall have failed to receive as aforesaid.

9.       Disclaimer

Except to the extent covered by the insurance effected by the Superior Landlord and in any event only to the extent permitted by law neither the Landlord nor the Superior Landlord shall be responsible to the Tenant of any other person for any injury, death, damage, destruction or financial or consequential loss whether to person, property or goods due directly or indirectly to the act neglect or default of any other occupier for the time being of the Demised Premises.

10.      Interest on Unpaid Rents and Other Moneys

                           (1) If the Basic Rent, the Service Charge and any VAT payable thereon shall not be paid to the Landlord within fourteen days of the relevant Rent Day (whether or not demanded) or any other rents or amounts payable by the Tenant to the Landlord hereunder shall not be paid within seven days of the date of demand the Tenant shall pay to the Landlord with any such sums (but without prejudice to all or any other rights or remedies of the Landlord under this Lease) interest thereon at the Prescribed Rate calculated on a day to day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable or (if earlier) the date of expenditure by the Landlord down to the date of payment or reimbursement by the Tenant.

                           (2) If any amounts payable by the Landlord to the Tenant under this Lease shall not be paid at the expiry of any period within which they are required to be paid pursuant to the provisions hereof or (where there is no such period) within seven days of the date of demand the Landlord shall pay to the Tenant with any such sum interest thereon at the Prescribed Rate calculated on a day to day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable down to the date of payment.

11.      Non-Acquisition of Easements

The Tenant shall not by implication of law or otherwise be entitled to any estate or any right, privilege or easement whatsoever (except as expressly granted) by this Lease nor shall the Tenant by virtue or in respect of the Building or this Lease by deemed to have acquired or to be entitled nor shall it during the Term acquire or become entitled by length of enjoyment prescription or any other means to any such estate, right, privilege or easement.

12.      Rent Refusal when Breach Exists

If the Landlord shall refuse to accept the Basic Rent or any other rents or amounts payable by the Tenant to the Landlord under this Lease in order to avoid a waiver of any right which the Landlord may have to forfeit this Lease or re-enter the Demised Premises by reason of any breach of covenant by the Tenant or otherwise then notwithstanding any tender of the same by the Tenant such sums shall bear interest to be paid by the Tenant at the Prescribed Rate calculated on a day-to-day basis (and compounded with rests on the Rent Days) from the date on which the same became due and payable or (if earlier) the date of expenditure following notification of breach by the Landlord down to the date upon which payment shall be accepted by the Landlord or earlier forfeiture or re-entry.

13.      Disputes with Adjoining Owners

Any dispute arising between the Tenant and tenants or occupiers of adjoining or neighboring premises belonging to the Landlord about any easement, right or privilege in favour of or affecting the Demised Premises or the premises adjoining or near the Demised Premises shall be decided by the Landlord's Surveyor (whose decision, including as to costs, shall be binding upon the Tenant who shall submit to and abide by such decision).

14.      Warranty Disclaimer

The Tenant acknowledges that no representation or warranty has been given prior to the date hereof or is given or implied by this Lease that the use now or hereafter proposed by the Tenant for the Demised Premises is or will be or will remain a use which does not constitute a breach of the Planning Acts or will not require planning permission and that no consent which the Landlord may give to any change of use shall be taken as including any such representation or warranty and subject to paragraphs 5 and 6 of this Schedule the Term and the Basic Rent and other rents or amounts payable to the Landlord under this Lease shall not determine by reason of any changes modifications or restrictions of the user of or access to the Demised Premises or by the same being or becoming impracticable or prohibited for any reason.

15.      Enforcement of Landlord's Covenants

The covenants on the part of the Landlord contained in and obligations on its part implied by this Lease shall be binding in full upon the owner of the reversion expectant upon the Termination of the Term but shall not be enforceable against any person who has owned such reversion after it shall have parted with all interest therein save in respect of any breach arising prior thereto.

16.      Landlord and Tenant Act

It is hereby agreed and declared that pursuant to an Order of The Mayors and City of London Court made the 12th day of January 1996 Sections 24 and 28 (inclusive) of the Landlord and Tenant Art 1954 shall not apply to this Lease.

17.      Break Clause

If any disruptive works which are scheduled to commence and/or do commence and continue for a period in excess of two weeks in, under or upon any land or buildings within 133 meters of the Building, as part of the Crossrail Link, whether such works are enabling, preparatory or otherwise then on becoming aware or receiving notification that such works are intended to commence within three months or that they have actually commenced, then the Tenant may at any time determine this Lease by giving the Landlord at least three months' notice in writing AND such notice shall be effective to determine this Lease, whether or not such works are actually commenced by the expiry of the said notice AND FURTHER on the expiry of the notice this Lease shall cease and determine without prejudice to the rights of either party against the other in respect of any antecedent branches.

18.      Notice by Landlord of Vacation of the Building

                           (1) If during the Term of this Lease the Landlord shall vacate the Building the Landlord shall give written notice to the Tenant (meaning for the purposes of this Lease only Quantum International Limited and not any successor in title to Quantum International Limited or any person deriving title from the said Quantum International Limited).

                           (2) The written notice in paragraph 18(1) above shall contain details of the terms upon which the Landlord will, subject to contract and subject to the satisfactory receipt of all necessary consents and permissions (whether from the Superior Landlord or otherwise), assign the Building or underlet the balance of the Building to the Tenant.

19.      General

It is hereby agreed and declared that there is no agreement for lease or tack to which this Lease owes effect.

                      THE FIFTH SCHEDULE above referred to
                                 Service Charge

                                     Part I

1.       Definitions

In this Schedule the following expressions shall have the following meanings:-

"the Expenditure"                           means the total expenditure properly
                                            and reasonably incurred by the
                                            Landlord in supplying the Services
                                            in an efficient and economic manner
                                            having regard to the principles of
                                            good estate management;

"the Tenant's Proportion"                   means 65.64% of the expenditure
                                            incurred by the Landlord in
                                            supplying the Services listed in the
                                            Part II of the Fifth Schedule and
                                            100% of the expenditure incurred by
                                            the Landlord in supplying the
                                            Services listed in Part III of the
                                            Fifth Schedule and 22.22% of the
                                            expenditure incurred by the Landlord
                                            in supplying the Service listed in
                                            Part IV of the Fifth Schedule and
                                            the Management Fee;

"the Landlord's Account Year"               means the period (of not less than a
                                            year) in respect of which the
                                            Landlord prepares its Service Charge
                                            accounts;

"the Services"                              the items listed in Parts II, III
                                            and IV of the Fifth Schedule;

"the Management Fee"                        the reasonable and properly incurred
                                            fees and expenses payable by the
                                            Landlord to any agent (or if any
                                            such work is undertaken by the
                                            Landlord's own staff incurred by the
                                            Landlord) in connection with the
                                            management of the Building and the
                                            preparation and audit of any Service
                                            Charge accounts including any
                                            statement of the Expenditure or of
                                            the Tenant's Proportion BUT PROVIDED
                                            THAT such fees and expenses shall
                                            not exceed 10% of the total cost of
                                            supplying the Services to the entire
                                            Building.

2.       Basic Service Charge

                           (1) The basic Service Charge shall be such yearly sum as the Landlord's surveyor may from time to time reasonably determine and notify in writing to the Tenant in respect of any Landlord's Account Year during the Term.

                           (2) The basic Service Charge shall be paid whether or not demanded in advance by equal quarterly payments on each of the Rent Days except the first payment which shall be made on the Rent Commencement Date in respect of the period from and including the Rent Commencement Date to (but excluding) the Rent Day next following the date hereof or the end of the Landlord's Account Year (now current) whichever shall first occur.

                           (3) The basic Service Charge currently applying for the Landlord's Account Year shall be the yearly sum of (pound)57,948.93.

3.       Adjustment

                           (1) As soon as practicable after the end of each Landlord's Account Year the Landlord shall deliver to the Tenant a copy of the Landlord's statement of the Expenditure for such year and supplemental statement from the Landlord showing the Tenant's Proportion of such expenditure.

                           (2)      If the Tenant's Proportion of the
                                    Expenditure shown by such statement shall exceed the basic Service Charge paid in respect of such Landlord's Account Year the Tenant shall within fourteen (14) days after a written demand pay to the Landlord the amount of such excess.

                           (3)      If the Tenant's Proportion of such
                                    Expenditure shall be less than the basic
                                    Service Charge paid in respect of such
                                    Landlord's Account Year then the Landlord shall allow to the Tenant off the next payment of basic Service Charge (or if the tenancy has come to an end shall immediately repay to the Tenant) the amount of such difference.

                           (4) These provisions shall continue to apply notwithstanding that the Term has come to an end but only in respect of the period up to the Termination of the Term.

4.       Certificate

Each annual statement of Expenditure and the Tenant's Proportion shall (if required by the Landlord) be certified by the Landlord's accountants whereupon (save in the case of manifest error) a duly certified copy of such statement shall be conclusive and final and binding on the parties but the Landlord shall upon request permit the Tenant to inspect at any time up to one month after delivery of such statement the vouchers and receipts for items included in it.

5.       No implied obligation

The inclusion of any of the Services in Parts II, III and IV of the Fifth Schedule shall not imply any obligation on the part of the Landlord to provide such service.

6.       Objections

The Landlord will use reasonable endeavors to maintain the Expenditure at the lowest reasonable figure consistent with good estate management but the Tenant shall not be entitled to object to any item comprised in the Expenditure by reason only that the materials, works or services in question might have been provided at a lower cost or that any item of Expenditure was not included in previous years.

                                     Part II

 1. Repairing and maintaining all parts of the Building not specifically let or available for letting by the Landlord including without prejudice to the generality of the foregoing, the external walls, the window frames of the Demised Premises, the load bearing walls, joists, foundations, beams and other load bearing parts of the Building the roofs and all Conduits situated outside the Demised Premises or situated within the Demised Premises but not exclusively serving the Demised Premises or any other part of the Building which is demised or intended to be demised by the Landlord.

2. Painting and other decorative treatment to and the periodic cleaning of the exterior of the Building.

3. The repair and maintenance of all plant machinery and apparatus (including without prejudice to the generality of the foregoing any heating, air conditioning ventilation plant and any lifts) in or serving the Building.

4. The provision of ventilation, heating and cooling services to the Building.

5.       The provision and supply of hot and cold water to the Building.

6.       The provision of an adequate lift service to the Building.

7. The cost of maintaining, repairing, painting, decorating, cleaning and lighting the Common Parts.

8. The cost of repairing, cleaning and maintaining any furniture, furnishings, carpets blinds and other fixtures and fitting in the Common Parts.

9.       Insurance including:-

                           a) insurance of the Landlord against third party employers and public liability risks in respect of the Building;

                           b) engineering insurances for lifts, boilers and electrical or mechanical equipment and apparatus in the Building;

                           c) such further insurances as the Landlord may reasonably effect in respect of the Building;

                           d) the initial un-insured loss arising on any claim under any insurance policy effected by the Landlord.

10. Maintaining and operating any signs, entry system and closed circuit television or the like in the Building.

11.      Maintaining and repairing:-

                           a) fire alarms and ancillary apparatus and fire prevention equipment and apparatus in the Common Parts and those parts of the Building which are not let or available for letting;

                           b) security alarms apparatus and systems in the Building; and

                           c) meters for measuring water and other services provided in the Building.

12. Providing such staff for the services, management, supervision and security of the Building as the Landlord shall consider necessary including (without prejudice to the generality of the foregoing) the provision of clothing and other similar and usual benefits in kind and accommodation and in particular the reasonable costs of accommodation within the Building provided rent free for such staff.

13. All general or water rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever whether parliamentary local or otherwise and whether of a capital or recurring or non recurring nature assessed, charged or imposed in respect of the Building.

14. Providing and maintaining any plants, shrubs, trees, grassed areas and grown or cut flowers in the Common Parts and those parts of the Building which are not let or available for letting.

15. Collecting, storing and disposing of refuse including maintaining and repairing refuse compactors.

16.      Compliance by the Landlord with:-

                           a) any notice, regulation or order of any competent authority and;

                           b) any requirement under any present or future Act of Parliament, Order, Bye- law or Regulation.

17. The cost of carrying out any works which are required to obtain a fire certificate for the whole or any part of the Building or to comply with the proper requirements of the fire officer.

18. Making representations against or otherwise contesting the incidents of the provisions of any legislation, order, regulation, notice or statutory requirement relating to or affecting the whole or any part of the Building.

19. Any amount which the Landlord may be liable to pay as a contribution towards the expense of making, repairing, maintaining, rebuilding, renewing, replacing, lighting, insuring, connecting and cleansing all ways, roads, pavements, sewers, drains, pipes, channels, water courses, gutters, wires, cable, boundary walls, fences, party walls, structures, passageways, open areas and other conveniences which shall at any time belong to or be used for the Building in common with other premises near or adjoining thereto.

20. The cost of doing all such other acts, matters and things as may in the Landlord's reasonable discretion (to be exercised having regard to principles of good estate management) be necessary or advisable for the proper maintenance management and administration of the Building including but not exclusively the appointment of agents solicitors, accountants, surveyors, engineers and architects and the payment of their proper fees (but so that such fees shall not include the fees and expenses included in the Management Fee) and of carrying out inspections, valuations, works or services of any kind whatsoever which the Landlord may on reasonable grounds and in accordance with good estate management consider desirable for any of these purposes.

                                    Part III

1. All business rates levied in respect of the two car parking bays provided pursuant to Paragraph 5 of Part I of the First Schedule.

2. Keys and access devices provided in respect of the rear entrance to the car park in the basement of the Building.

                                     Part IV

1. Maintaining, repairing and/or decorating of the car parking area in the basement of the Building.

THE COMMON SEAL OF                                            :
QUANTUM INTERNATIONAL LIMITED                                 :
was hereunto affixed in the presence of:-                     :



                                                              Director



                                                              Secretary




THE COMMON SEAL OF                                            :
STOLL MOSS THEATRES LTD.                                      :
was hereunto affixed in the presence of:-                     :



                                                              Director



                                                              Secretary